                                                                     EXHIBIT 4.2


                               CENTEX CORPORATION

                                     Issuer

                                       and

                               JPMORGAN CHASE BANK

                       (formerly The Chase Manhattan Bank)

                                     Trustee

                           INDENTURE SUPPLEMENT NO. 9

                          Dated as of January 11, 2002

                                       to

                                    INDENTURE

                           Dated as of October 1, 1998

                        7 1/2% Notes due January 15, 2012

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ARTICLE ONE  Definitions..........................................................................................1

ARTICLE TWO  Terms and Issuance of the Notes......................................................................3
         Section 2.01.     Issuance and Designation...............................................................3
         Section 2.02.     Form and Other Terms of Notes; Incorporation of Terms..................................3
         Section 2.03.     Place and Method of Payment............................................................3

ARTICLE THREE  Additional Covenants...............................................................................4
         Section 3.01.     Limitation on Liens....................................................................4
         Section 3.02.     Limitation on Sale and Lease-Back Transactions.........................................6

ARTICLE FOUR  Defeasance..........................................................................................6
         Section 4.01.     Option to Effect Legal Defeasance or Covenant Defeasance...............................6
         Section 4.02.     Legal Defeasance.......................................................................6
         Section 4.03.     Covenant Defeasance....................................................................7
         Section 4.04.     Conditions to Covenant Defeasance......................................................7

ARTICLE FIVE  Miscellaneous.......................................................................................8
         Section 5.01.     Ratification of Indenture..............................................................8
         Section 5.02.     Redemption.............................................................................8
         Section 5.03.     Conflict with Trust Indenture Act......................................................8
         Section 5.04.     Effect of Headings.....................................................................8
         Section 5.05.     Counterparts...........................................................................8
         Section 5.06.     Severability...........................................................................8
         Section 5.07.     Benefits of Indenture Supplement.......................................................8
         Section 5.08.     Acceptance of Trusts...................................................................9
         Section 5.09.     Governing Law..........................................................................9

EXHIBIT A         -        Form of Note

                  INDENTURE SUPPLEMENT NO. 9 ("Indenture Supplement"), dated as of January 11, 2002, between CENTEX CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation (formerly, The Chase Manhattan Bank, successor to Chase Bank of Texas, National Association) (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of October 1, 1998 (the "Indenture").

                              PRELIMINARY STATEMENT

                  Section 2.02 of the Indenture provides, among other things, that the Company may, when authorized by its Board of Directors, and the Trustee may at any time and from time to time, enter into a series supplement to the Indenture for the purpose of authorizing one or more Series of Senior Debt Securities and to specify certain terms of each such Series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Senior Debt Securities to be known as the Company's
7 1/2% Notes due 2012 (the "Notes"), and the Company and the Trustee are executing and delivering this Indenture Supplement in order to provide for the issuance of the Notes.

                                   ARTICLE ONE

                                   Definitions

                  Except to the extent such terms are otherwise defined in this Indenture Supplement or the context clearly requires otherwise, all terms used in this Indenture Supplement which are defined in the Indenture or the form of Note attached hereto as Exhibit A, either directly or by reference therein, shall have the meanings assigned to them therein.

                  As used in this Indenture Supplement, the following terms shall have the following meanings:

CONSOLIDATED NET TANGIBLE ASSETS:

                  The term "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets included on the most recent consolidated balance sheet of the Company and its subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

DEPOSITARY:

                  The term "Depositary" shall mean, unless otherwise specified by the Company, The Depository Trust Company, New York, New York, or any successor thereto registered as a Clearing Agency under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation.

FUNDED INDEBTEDNESS:

                  The term "Funded Indebtedness" shall mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed which by their terms mature at or are extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.

GLOBAL SECURITY:

                  The term "Global Security" shall mean a single Note that is issued to evidence Notes having identical terms and provisions, which is delivered to the Depositary or pursuant to instructions of the Depositary and which shall be registered in the name of the Depositary or its nominee.

INTEREST PAYMENT DATE:

                  The term "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

MATURITY DATE:

                  The term "Maturity Date," when used with respect to any Note, shall mean the date on which the principal of such Note becomes due and payable in accordance with its terms and the terms of this Indenture as therein or herein provided, whether at Stated Maturity, upon declaration of acceleration, call for redemption or otherwise.

NOTEHOLDER; HOLDER:

                  The terms "Noteholder" or "Holder" shall mean any Person in whose name at the time a particular Note is registered in the Senior Debt Security Register kept for that purpose in accordance with the terms hereof.

REGULAR RECORD DATE:

                  The term "Regular Record Date" for the interest payable on any Interest Payment Date shall mean the day which is fifteen calendar days immediately prior to such Interest Payment Date, whether or not such day is a business day.

REDEMPTION DATE:

                  The term "Redemption Date" for a Note shall mean the date fixed for the redemption of such Note in accordance with the provisions of this Indenture Supplement.

SPECIAL RECORD DATE:

                  The term "Special Record Date" for the payment of any defaulted interest means a date which is not less than ten and not more than fifteen calendar days immediately preceding the Interest Payment Date of defaulted interest on such Note established by notice given by first class mail by or on behalf of the Company to the Holder of such Note not less than fifteen calendar days prior to such Special Record Date.

STATED MATURITY:

                  The term "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon (including defaulted interest), the date specified in such Note as the fixed date upon which the principal of such Note or such installment of interest is due and payable.

                                   ARTICLE TWO

                         Terms and Issuance of the Notes

                  Section 2.01. Issuance and Designation. A Series of Senior Debt Securities which shall be designated as the Company's "7 1/2% Notes due 2012" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Indenture and this Indenture Supplement (including the form of Note set forth in Exhibit A). The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture Supplement shall not, except as permitted by the provisions of the Indenture, exceed $350,000,000, provided that the Company may, without the consent of the Holders of the Notes, reopen this Series and issue additional Notes under the Indenture and this Indenture Supplement in addition to the $350,000,000 of Notes authorized as of the date hereof.

                  Section 2.02. Form and Other Terms of Notes; Incorporation of Terms. The Notes shall be substantially in the form attached hereto as Exhibit
A. The terms of such Notes are herein incorporated by reference and are part of this Indenture Supplement.

                  Section 2.03. Place and Method of Payment. The place of payment in respect of the Notes will be at the principal office or agency of the Company in Dallas, Texas or at the office or place of business of the Trustee or its successor in trust under the Indenture, which, at the date hereof, is located at Chase Global Trust, 450 W. 33rd Street, 15th Floor, New York, New York 10001. Payments in respect of principal or premium, if any, on Notes will be made only against surrender of such Notes at such office. Payments of interest on each Interest Payment Date with respect to each Note will be made to the Person in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date by U.S. dollar check drawn on a bank in the City of New York or, for Holders of at least $1,000,000 of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States; provided that a written request from such Holder to such effect designating such account is received by the Trustee or the Paying Agent no later than 30 calendar days preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note payable to such Holder will remain in effect with respect to any further interest payments with respect to such Note payable to such Holder. The Company will pay any administrative costs imposed by banks in connection with making interest payments by wire transfer.

                  So long as the Depositary continues to make its "Same-Day Funds Settlement System" available to the Company, payments due on Notes represented by a Global Security registered in the name of the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. The Company expects that the Depositary or its nominee, upon receipt of any payment, will credit immediately participants' accounts with payments in same-day funds in amounts proportionate to their respective beneficial interests in such payments, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants and indirect participants to owners of beneficial interests in such Global Security held through such Persons will be governed by standing instructions and customary practices, as is now the case with securities registered in the name of nominees for such customers, and will be the responsibility of such participants and indirect participants.

                                  ARTICLE THREE

                              Additional Covenants

                  Section 3.01. Limitation on Liens. The following provisions shall apply to the Notes:

                  (a) The Company will not itself, and will not permit any of its subsidiaries (other than Centex Financial Services, Inc. and its subsidiaries) to, issue, assume or guarantee any indebtedness for borrowed money ("Indebtedness") if such borrowed money is secured by a mortgage, pledge, security interest, lien or other encumbrance (any such mortgage, pledge, security interest, lien or other encumbrance being hereinafter in this Section 3.01 referred to as a "Lien") on or with respect to any of the properties or assets of the Company or any such subsidiary or on any shares of capital stock or other equity interests of any subsidiary that owns properties or assets (other than Centex Financial Services, Inc. and its subsidiaries), whether, in each case, owned at the date of this Indenture Supplement or thereafter acquired, unless the Company makes effective provision whereby the Notes are secured by such Lien equally and ratably with any and all other borrowed money thereby secured; provided, however, that the foregoing restrictions shall not be applicable to:

                           (i) any Lien existing on any of the Company's
                  properties or assets or shares of capital stock or other equity interests at the date of this Indenture Supplement;

                           (ii) any Lien created by a subsidiary of the Company
                  in favor of the Company or any wholly-owned subsidiary;

                           (iii) any Lien on any property or asset of any
                  corporation or other entity (or on any accession or improvement to such asset or any proceeds thereof) existing at the time such corporation or other entity becomes a subsidiary of the Company or is merged or consolidated with or into the Company or any of its subsidiaries;

                           (iv) any Lien on any property or asset existing at
                  the time of acquisition thereof (or on any accession or improvement to such property or asset or any proceeds thereof) by the Company or any of its subsidiaries;

                           (v) any Lien on any property or asset (or on any
                  accession or improvement to such property or asset or any proceeds thereof) securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property or asset or the making of any improvement thereof; provided that such Lien attaches to such property or asset concurrently with or within 180 days after the acquisition thereof or the making of such improvement;

                           (vi) any Lien incurred in connection with pollution
                  control, industrial revenue or any similar financing;

                           (vii) any Lien arising out of the refinancing,
                  extension, renewal or replacement of any of the Liens permitted by any of clauses (i) through (vi) above; provided that the principal amount of the Indebtedness secured by the Lien being refinanced, extended, reviewed or replaced is not increased and is not secured by any additional properties or assets; and

                           (viii) any Lien imposed by law.

                  (b) Notwithstanding the provisions of subsection (a) of this
         Section 3.01, the Company or any of its subsidiaries may issue, assume or guarantee Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such secured borrowings of the Company and its subsidiaries and the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions (as defined in Section 3.02) existing at such time (other than Sale and Lease-Back Transactions not subject to the limitation contained in Section 3.02), does not at the time exceed twenty percent (20%) of the Consolidated Net Tangible Assets of the Company and its subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company. The term "Attributable Debt" as used in this paragraph shall mean, as of any particular time, the present value of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  Section 3.02. Limitation on Sale and Lease-Back Transactions. The Company will not, nor will it permit any of its subsidiaries to, enter into any arrangement with any Person (other than the Company) providing for the leasing by the Company or a subsidiary of any of its properties or assets (except for temporary leases for a term of not more than three (3) years and except for sales and leases of model homes), which property or asset has been or is to be sold or transferred by the Company or such subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless (a) the net proceeds to the Company or such subsidiary from such sale or transfer equal or exceed the fair value (as determined by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the principal financial officer of the Company) of the property or asset so leased, (b) the Company or such subsidiary would be entitled to incur Indebtedness secured by a Lien on the property or asset to be leased pursuant to Section 3.01, (c) the Company shall, and in any such case the Company covenants that it will, apply an amount equal to the fair value (as determined by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the principal financial officer of the Company) of the property or asset so leased to the retirement (other than any mandatory retirement), within 180 days of the effective date of any such Sale and Lease-Back Transaction, of Funded Indebtedness of the Company, (d) such Sale and Lease-Back Transaction relates to a sale which occurred within 180 days from the date of acquisition of such property or asset by the Company or a subsidiary or the date of the completion of construction or commencement of full operations on such property, whichever is later, or (e) such transaction was consummated prior to the date of this Indenture Supplement.

                                  ARTICLE FOUR

                                   Defeasance

                  Section 4.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at any time, with respect to the Notes, elect to have either Section 13.01 of the Indenture or Section 4.03 of this Indenture Supplement be applied to all outstanding Notes upon compliance with the conditions set forth in Article Thirteen of the Indenture and below in this Article Four.

                  Section 4.02. Legal Defeasance. Upon the Company's exercise under Section 4.01 of the option applicable to Section 13.01 of the Indenture, the Company may terminate its obligations under the Notes, the Indenture and this Indenture Supplement by complying with the terms and conditions of Section
13.01 of the Indenture; provided, however, that the Opinion of Counsel delivered to the Trustee will also state that either (A) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  Section 4.03. Covenant Defeasance. Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under the covenants contained in Article Three of this Indenture Supplement with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, the Company's exercise under Section 4.01 of the option applicable to this Section 4.03 shall not constitute an Event of Default.

                  Section 4.04. Conditions to Covenant Defeasance. The following shall be the conditions to the application of Section 4.03 to the outstanding
Notes:

                  (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of such Notes for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, as verified in a Certificate of a Firm of Independent Public Accountants, without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes to maturity or redemption as the case may be, provided that the Trustee or any paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes. The Company may make an irrevocable deposit pursuant to this Section 4.04 only if at such time the Company shall have delivered to the Trustee and any such paying agent an Officers' Certificate and an Opinion of Counsel, each stating that all conditions herein precedent to the satisfaction and discharge of this Indenture have been complied with and the Opinion of Counsel further states that the making of such deposit (i) does not contravene or violate any provision of any indenture, mortgage, loan agreement or other similar agreement known to such counsel to which the Company is a party or by which it or any of its property is bound, (ii) does not require registration by the deposit referred to above under the Investment Company Act of 1940, as amended, and (iii) to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (2) Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.06, 2.08, 5.01, 5.02, 5.05, 6.01, 8.06, 8.10,
         13.04 and 13.05 of the Indenture shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 8.06, 13.04 and 13.05 of the Indenture shall survive.

                                  ARTICLE FIVE

                                  Miscellaneous

                  Section 5.01. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                  Section 5.02. Redemption. Notwithstanding anything contained in the Indenture, the Company may redeem any of the Notes upon the terms and conditions contained in the Notes directly or indirectly from or in anticipation of money borrowed having an interest cost to the Company of less than the interest rate applicable to the Notes.

                  Section 5.03. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture Supplement by any of the provisions of the Trust Indenture Act, such required provisions shall control.

                  Section 5.04. Effect of Headings. The article and section headings herein are included for convenience only and shall not affect the construction hereof.

                  Section 5.05. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 5.06. Severability. In case any provision of this Indenture Supplement or in the Notes shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 5.07. Benefits of Indenture Supplement. Nothing in this Indenture Supplement or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture Supplement.

                  Section 5.08. Acceptance of Trusts. The Chase Manhattan Bank hereby accepts the trusts in this Indenture Supplement declared and provided, upon the terms and conditions herein and in the Indenture set forth.

                  Section 5.09. Governing Law. This Indenture Supplement and each Note issued hereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                        CENTEX CORPORATION
[SEAL]


                                        By:      /s/ Vicki A. Roberts
                                           -------------------------------------
                                           Name:  Vicki A. Roberts
                                           Title: Vice President and Treasurer
Attest:

     /s/ Paul Johnston
------------------------------------
Name:  Paul Johnston
Title: Associate General Counsel and
       Assistant Secretary

                                        JPMORGAN CHASE BANK
                                        (f/k/a The Chase Manhattan Bank), as
                                        Trustee
[SEAL]

                                        By:      /s/ John G. Jones
                                           -------------------------------------
                                           Name:  John G. Jones
                                           Title: Vice President
Attest:


     /s/ Dennis J. Roemlein
------------------------------------
Name:  Dennis J. Roemlein
Title: Vice President

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

                  BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Paul Johnston and Vicki A. Roberts, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CENTEX CORPORATION, a Nevada corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11th day of January, 2002.

                                        /s/ Candie C. Nelson
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

                                            Candie C. Nelson
                                     -------------------------------------------
                                     Printed Name of Notary Public

My commission expires:

   1/18/05
--------------

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )

                  BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared John G. Jones and Dennis J. Roemlein, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said JPMORGAN CHASE BANK, a New York banking corporation, and that they executed the same as the act of said New York banking corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11th day of January, 2002.

                                        /s/ Bertie M. Morgan
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

                                            Bertie M. Morgan
                                     -------------------------------------------
                                     Printed Name of Notary Public

My commission expires:

   1/29/02
--------------

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]


       [the following legend shall appear on the face of each global Note:


         THIS SECURITY IS A Global SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN the LIMITED CIRCUMSTANCES DESCRIBED IN the INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL THIS GLOBAL NOTE IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                                                         CUSIP No.:_____________

                                                            PRINCIPAL AMOUNT:
REGISTERED NO. _____________                                $___________________

                               CENTEX CORPORATION

                               ___% NOTES DUE 20__

                  Centex Corporation, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to) for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________ United States Dollars on _________, 20__ and to pay interest thereon, in such coin or currency commencing __________, 2002 and continuing semi-annually thereafter on ______ and ______ of each year, from __________, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date which shall be ________ or ________ (whether or not a business day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid on the date fixed therefor by the Company to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Noteholders not less than fifteen calendar days prior to such Special Record Date.

                  The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through a duly appointed and authorized authenticating agent, by manual or facsimile signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                CENTEX CORPORATION
[SEAL]


                                                By:
                                                   -----------------------------
                                                    Name:
                                                    Title:
ATTEST:

------------------------------
Name:
Title:


TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

This is one of the Senior Debt Securities referred to in the within-mentioned Indenture.



JPMORGAN CHASE BANK
(f/k/a The Chase Manhattan Bank), as Trustee


By:
   ---------------------------
     Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                  This Note is one of a duly authorized issue of Senior Debt Securities of the Company designated as its ___% Notes due 20__ (herein called the "Notes"), issued and to be issued in one or more Series under an Indenture dated as of October 1, 1998 (herein called the "Indenture") between the Company and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto (including the Indenture Supplement dated as of _______ ___, 2002 which authorizes the Notes) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  All terms used in this Note which are defined in the Indenture or in any indenture supplemental thereto but are not defined in this Note shall have the meanings assigned to them in the Indenture or in any indenture supplemental thereto.

                  The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture and the Indenture Supplement, senior in right of payment to certain indebtedness of the Company.

                  Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, on the Maturity Date. Unless otherwise specified on the face hereof, payments on this Note with respect to any particular Interest Payment Date or the Maturity Date will include interest accrued from and including ______________, 2002, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity Date. Interest on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  If an Interest Payment Date or the Maturity Date for this Note falls on a day that is not a business day, payment of principal, premium, if any, and interest to be made on such day with respect to this Note will be made on the next succeeding day that is a business day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

                  The Notes will be redeemable, in whole or in part, from time to time at the option of the Company, on any date (a "Redemption Date") at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus ___ basis points, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of the Indenture.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker (as hereinafter defined) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as hereinafter defined) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Independent Investment Banker" means J.P. Morgan Securities Inc. or Salomon Smith Barney Inc.

                  "Reference Treasury Dealer" means J.P. Morgan Securities Inc. or Salomon Smith Barney Inc. and their respective successors and, at the option of the Company, other primary U.S. government securities dealers in New York City selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

                  "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Notes to be redeemed. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select the Notes to be redeemed in whole or in part by random lot.

                  This Note is not subject to a sinking fund. Holders of Notes will not be permitted to require the Company to redeem or repurchase the Notes at their option.

                  In case an Event of Default shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding. An Event of Default with respect to the Senior Debt Security of any other Series issued under the Indenture, including the failure to make any payment of principal or interest with respect thereto when and as due, will not necessarily be an Event of Default with respect to the Notes.

                  The Indenture, as supplemented by the Indenture Supplement relating to the Notes, contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable on the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all Notes then outstanding. The Indenture also provides that the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange or substitution herefor, whether or not any notation of such consent or waiver is made upon this Note.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of default in respect of the Notes and of the continuance thereof, and unless the Holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have furnished to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed to institute such proceeding within 60 calendar days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed herein.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Senior Debt Security Register upon surrender of this Note for registration of transfer at the office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issued only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

                  The Indenture, as supplemented by the Indenture Supplement relating to the Notes, contains provisions for legal defeasance at any time of the entire indebtedness of this Note or defeasance of certain restrictive covenants with respect to this Note, in each case upon compliance by the Company with certain conditions set forth therein.

                  The Company, the Trustee, any paying agent and any Senior Debt Security Registrar for the Notes may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any such Senior Debt Security Registrar), for the purpose of receiving payment hereof or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any such Senior Debt Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM              =      as tenants in common
                  TEN ENT              =      as tenants by the entireties
                  JT TEN               =      as joint tenants with right of
                                              survivorship and not as tenants in
                                              common
                  UNIF GIFT MIN ACT    =      under Uniform Gifts to Minors Act
                                              (Cust)                          (Minor)
                                              State

                  Additional abbreviations may also be used though not in the above list.

                                   ----------

                  FOR VALUE RECEIVED the undersigned hereby sell(s) assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------


-------------------------------

Please print or typewrite name and address including postal zip code of assignee

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------------       ----------------------------------------
                                        NOTICE: The signature(s) to this
                                        assignment must correspond with the
                                        name(s) as written upon the face of the
                                        within instrument in every particular,
                                        without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in the Securities Transfer
                                        Agents Medallion Program, the Stock
                                        Exchange Medallion Program or the New
                                        York Stock Exchange, Inc. Medallion
                                        Program.